UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

Representatives of SIRVA, Inc. (“SIRVA”) are scheduled to make a presentation to the current lenders under SIRVA’s outstanding senior secured credit facility (the “Credit Facility”) on Monday, November 7, 2005, during a conference call scheduled for 11:30 a.m. Eastern Time.  A copy of the visual slide package to be used by SIRVA for this presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in the preceding paragraph, as well as in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01         Other Events.

On November 7, 2005, SIRVA issued a press release announcing that it planned to hold discussions with the lenders under the Credit Facility for the purpose of negotiating an amendment to certain terms of such facility.  SIRVA is seeking to amend the Credit Facility to provide, among other matters, (1) an extension of the deadlines for filing SIRVA’s periodic reports under the Exchange Act, and (2) greater flexibility under the Credit Facility’s financial covenants. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Exhibits

99.1	Visual slide package from the presentation to be made by representatives of SIRVA, Inc. during a 11:30 a.m. (Eastern) conference call held on Monday, November 7, 2005, furnished herewith.
99.2	Press Release, dated November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: November 7, 2005

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

99.1	Visual slide package from the presentation to be made by representatives of SIRVA, Inc. during a 11:30 a.m. (Eastern) conference call held on Monday, November 7, 2005, furnished herewith.
99.2	Press Release, dated November 7, 2005.